SYSCO REPORTS FIRST QUARTER FISCAL YEAR 2025 RESULTS

HOUSTON, October 29, 2024 - Sysco Corporation (NYSE: SYY) (“Sysco” or the “company”) today announced financial results for its 13-week first fiscal quarter ended September 28, 2024.

Key financial results for the first quarter of fiscal year 2025 include the following (comparisons are to the same period in fiscal year 2024):
•Sales increased 4.4%; U.S. Foodservice volume increased 2.7%;
•Gross profit increased 2.9% to $3.8 billion;
•Operating income increased 0.5% to $808 million, and adjusted operating income increased 2.2% to $873 million1;
•EBITDA increased 3.4% to $1.0 billion, and adjusted EBITDA increased 4.4% to $1.1 billion1,2; and
•EPS3 remained flat at $0.99, compared to the same period last year, and adjusted EPS1 increased 1.9% to $1.09.
•Reiterating FY25 guidance, with sales growth of 4-5% and adjusted EPS growth of 6-7%.

“Sysco’s financial performance for the quarter included top- and bottom-line growth, delivering sales growth across the USFS, International, and SYGMA segments. We are pleased with many aspects of our quarterly performance, and we see opportunities for improvement within our performance. International remains a growth vector, which delivered an 8.6% increase in operating income and a 12.1% increase in adjusted operating income for the quarter, and specialty continues to win in the marketplace, with total team selling continuing to pick up pace and momentum. Importantly, the rate of top- and bottom-line growth improved in the month of September. We remain on track to accelerate local volume growth and margins in the second half of the year, with an improving pipeline. We are confident in delivering our plan,” said Kevin Hourican, Sysco’s Chair of the Board and Chief Executive Officer.

“First quarter results included an improved exit rate during the month of September and a strong pipeline of investments and initiatives, adding to our confidence in our full year guidance of sales growth of 4%-5% and adjusted EPS growth of 6%-7%. We believe our recent actions are creating structural financial improvements, and as volumes improve, Sysco will be even better positioned to grow as the industry leader. Additionally, we remain on track to return approximately $2 billion back to shareholders for the fiscal year,” said Kenny Cheung, Sysco’s Chief Financial Officer.

First Quarter Fiscal Year 2025 Results (comparisons are to the same period in fiscal year 2024)

Total Sysco

Sales for the first quarter increased 4.4% to $20.5 billion.
1 Adjusted financial results, including adjusted operating expense, adjusted operating income (loss), adjusted earnings per share (EPS) and adjusted EBITDA, among others, are non-GAAP financial measures that exclude certain items, which primarily include acquisition-related costs, restructuring and severance costs, and transformational project costs. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
2 Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
3 Earnings per share (EPS) are shown on a diluted basis, unless otherwise specified.

Gross profit increased 2.9% to $3.8 billion, and gross margin decreased 27 basis points to 18.3%. Product cost inflation was 2.2% at the total enterprise level, as measured by the estimated change in Sysco’s product costs, primarily in the poultry and dairy categories. The increase in gross profit for the first quarter was primarily driven by positive volumes and effective management of product cost inflation.

Operating expenses increased 3.6%, driven by increased volumes, cost inflation, and higher selling costs. Adjusted operating expenses increased 3.1%.

Operating income increased 0.5% to $808 million, and adjusted operating income increased 2.2% to $873 million.

U.S. Foodservice Operations

The U.S. Foodservice Operations segment results were positively impacted by higher volumes offset by margin pressures driven by mix shift and selling investments.

Sales for the first quarter increased 4.6% to $14.4 billion. Total case volume within U.S. Foodservice grew 2.7% for the first quarter, while local case volume within U.S. Foodservice increased 0.2%.

Gross profit increased 2.3% to $2.7 billion, and gross margin decreased 43 basis points to 19.1%.

Operating expenses increased 5.4%, and adjusted operating expenses increased 5.3%.

Operating income decreased 3.5% to $908 million, and adjusted operating income decreased 3.0% to $925 million.

International Foodservice Operations

The International Foodservice Operations segment delivered sales growth, effective margin management, and outsized profit growth.

Sales for the first quarter increased 3.0% to $3.8 billion. On a constant currency basis4, sales for the first quarter were $3.8 billion, an increase of 2.9%. Foreign exchange rates increased both International Foodservice Operations sales by $5 million and total Sysco sales by $5 million during the quarter.

Gross profit increased 5.7% to $774 million, and gross margin increased 52 basis points to 20.4%. On a constant currency basis4, gross profit increased 5.1% to $769 million. Foreign exchange rates increased both International Foodservice Operations gross profit by 0.6% and total Sysco gross profit by 0.2% during the quarter.

Operating expenses increased 5.3%, and adjusted operating expenses increased 4.5%. On a constant currency basis4, adjusted operating expenses increased 3.7%. Foreign exchange rates increased both International Foodservice Operations operating expenses by 0.8% and total Sysco operating expenses by 0.2% during the quarter.

Operating income increased 8.6% to $101 million, and adjusted operating income increased 12.1% to $130 million. On a constant currency basis4, adjusted operating income was $130 million, an increase of 12.1%.

4 Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results. These adjusted measures are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

Balance Sheet, Cash Flow and Capital Spending

As of the end of the quarter, the company had a cash balance of $733 million.

During the first 13 weeks of fiscal year 2025, Sysco returned $359 million to shareholders via $108 million of share repurchases and $251 million of dividends.

Cash flow from operations was $53 million for the first 13 weeks of fiscal year 2025, which was a decrease of $34 million compared to the prior year period.

Capital expenditures, net of proceeds from sales of plant and equipment, for the first 13 weeks of fiscal year 2025 were $45 million.

Free cash flow5 for the first 13 weeks of fiscal year 2025 was $8 million, which was an $81 million improvement compared to the prior year period.
5 Free cash flow is a non-GAAP financial measure that represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Reconciliations for all non-GAAP financial measures are included at the end of this release.

Conference Call & Webcast

Sysco will host a conference call to review the company’s first quarter fiscal year 2025 financial results on Tuesday, October 29, 2024, at 10:00 a.m. Eastern Daylight Time. A live webcast of the call, accompanying slide presentation and a copy of this news release will be available online at investors.sysco.com.

Key Highlights:
	13-Week Period Ended

Financial Comparison:	September 28, 2024	September 30, 2023	Change
GAAP:
Sales	$20.5 billion	$19.6 billion	4.4%
Gross Profit	$3.8 billion	$3.6 billion	2.9%
Gross Margin	18.3%	18.6%	-27 bps
Operating Expenses	$2.9 billion	$2.8 billion	3.6%
Operating Income	$808 million	$804 million	0.5%
Operating Margin	3.9%	4.1%	-16 bps
Net Earnings	$490 million	$503 million	-2.6%
Diluted Earnings Per Share	$0.99	$0.99	—%

Non-GAAP (1):
Gross Profit	$3.8 billion	$3.6 billion	2.9%
Gross Margin	18.3%	18.6%	-27 bps
Operating Expenses	$2.9 billion	$2.8 billion	3.1%
Operating Income	$873 million	$854 million	2.2%
Operating Margin	4.3%	4.4%	-9 bps
EBITDA	$1.0 billion	$1.0 billion	3.4%
Adjusted EBITDA	$1.1 billion	$1.0 billion	4.4%
Net Earnings	$540 million	$542 million	-0.4%
Diluted Earnings Per Share (2)	$1.09	$1.07	1.9%

Case Growth:
U.S. Foodservice	2.7%	1.6%
Local	0.2%	-0.1%

Sysco Brand Sales as a % of Cases (3):
U.S. Broadline	36.5%	37.1%	-59 bps
Local	47.0%	47.5%	-55 bps
Note:
(1) Reconciliations of all non-GAAP financial measures to the nearest respective GAAP financial measures are included at the end of this release.
(2) Individual components in the table above may not sum to the totals due to the rounding.
(3) Amounts reflect the impact of current customer classifications; prior period history has been reclassified to match the current period customer classification.

Forward-Looking Statements
Statements made in this press release or in our earnings call for the first quarter of fiscal year 2025 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include statements concerning: our expectations regarding future improvements in productivity; our belief that improvements in our organizational capabilities will deliver compelling outcomes in future periods; our expectations regarding improvements in international volume; our expectations that our transformational agenda will drive long-term growth; our expectations regarding volume growth and benefits to gross margins; our expectations regarding the continuation of an inflationary environment; our expectations regarding improvements in the efficiency of our supply chain; our expectations regarding the impact of our Recipe for Growth strategy and the pace of progress in implementing the initiatives under that strategy; our expectations regarding Sysco’s ability to outperform the market in future periods; our expectations that our strategic priorities will enable us to grow faster than the market; our expectations regarding our efforts to reduce overtime rates and the incremental investments in hiring; our expectations regarding the expansion of our Sysco Driver Academy and our belief that the academy will enable us to provide upward career path mobility for our warehouse colleagues and improve colleague retention; our expectations regarding the benefits of the six-day delivery and last mile distribution models; our plans to improve the capabilities of our sales team; our plans to refine our engineering labor standards; our expectations regarding the impact of our growth initiatives and their ability to enable Sysco to consistently outperform the market; our expectations to exceed our growth target by the end of fiscal 2025; our ability to deliver against our strategic priorities; economic trends in the United States and abroad; our belief that there is further opportunity for profit in the future; our future growth, including growth in sales and earnings per share; the pace of implementation of our business transformation initiatives; our expectations regarding our ability to execute our balanced approach to capital allocation and rewarding our shareholders; our plans to improve colleague retention, training and productivity; our belief that our Recipe for Growth transformation is creating capabilities that will help us profitably grow for the long term; our expectations regarding our long-term financial outlook; our expectations of the effects labor harmony will have on sales and case volume, as well as mitigation expenses; our expectations for customer acquisition in the local/street space; our expectations regarding the effectiveness of our Global Support Center expense control measures; and our expectations regarding the growth and resilience of our food away from home market.

It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of Sysco’s control. Therefore, you should not place undue reliance on any of the forward-looking statements contained herein. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see our Annual Report on Form 10-K for the year ended June 29, 2024, as filed with the SEC, and our subsequent filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. With more than 76,000 colleagues, the company operates 340 distribution facilities worldwide and serves approximately 730,000 customer locations. For fiscal year 2024 that ended June 29, 2024, the company generated sales of more than $78 billion. Information about our Sustainability program, including Sysco’s 2023 Sustainability Report and 2023 Diversity, Equity & Inclusion Report, can be found at www.sysco.com.

For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoFoods. For important news and information regarding Sysco, visit the Investor Relations section of the company’s Internet home page at investors.sysco.com, which Sysco plans to use as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information. In addition, investors should continue to review our news releases and filings with the SEC. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED RESULTS OF OPERATIONS (Unaudited) (In Millions, Except for Share and Per Share Data)
	Quarter Ended
	Sep. 28, 2024	Sep. 30, 2023

Sales	$20,484	$19,620
Cost of sales	16,731	15,972
Gross profit	3,753	3,648
Operating expenses	2,945	2,844
Operating income	$808	$804
Interest expense	160	134
Other expense (income), net	6	7
Earnings before income taxes	642	663
Income taxes	152	160
Net earnings	$490	$503

Net earnings:
Basic earnings per share	$1.00	$1.00
Diluted earnings per share	0.99	0.99

Average shares outstanding	492,023,827	505,126,492
Diluted shares outstanding	493,785,973	507,069,435

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED BALANCE SHEETS (In Millions, Except for Share Data)
	Sep. 28, 2024	Jun. 29, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$733	$696
Accounts receivable, less allowances of $65 and $54	5,778	5,324
Inventories	4,991	4,678
Prepaid expenses and other current assets	351	323
Income tax receivable	22	22
Total current assets	11,875	11,043
Plant and equipment at cost, less accumulated depreciation	5,558	5,497
Other long-term assets
Goodwill	5,253	5,153
Intangibles, less amortization	1,169	1,188
Deferred income taxes	464	445
Operating lease right-of-use assets, net	1,008	923
Other assets	553	668
Total other long-term assets	8,447	8,377
Total assets	$25,880	$24,917

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,374	$6,290
Accrued expenses	2,141	2,226
Accrued income taxes	271	131
Current operating lease liabilities	126	125
Current maturities of long-term debt	487	469
Total current liabilities	9,399	9,241
Long-term liabilities
Long-term debt	11,869	11,513
Deferred income taxes	333	345
Long-term operating lease liabilities	928	838
Other long-term liabilities	1,115	1,089
Total long-term liabilities	14,245	13,785
Commitments and contingencies
Noncontrolling interest	29	31
Shareholders’ equity
Preferred stock, par value $1 per share Authorized 1,500,000 shares, issued none	—	—
Common stock, par value $1 per share Authorized 2,000,000,000 shares, issued 765,174,900 shares	765	765
Paid-in capital	1,925	1,908
Retained earnings	12,498	12,260
Accumulated other comprehensive loss	(1,166)	(1,339)
Treasury stock at cost, 274,104,348 and 273,416,685 shares	(11,815)	(11,734)
Total shareholders’ equity	2,207	1,860
Total liabilities and shareholders’ equity	$25,880	$24,917

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED CASH FLOWS (Unaudited) (In Millions)
	Year Ended
	Sep. 28, 2024	Sep. 30, 2023
Cash flows from operating activities:
Net earnings	$490	$503
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	30	24
Depreciation and amortization	235	206
Operating lease asset amortization	34	29
Amortization of debt issuance and other debt-related costs	4	5
Deferred income taxes	(17)	(22)
Provision for losses on receivables	21	18
Other non-cash items	(40)	(2)
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
Increase in receivables	(427)	(285)
Increase in inventories	(287)	(185)
Increase in prepaid expenses and other current assets	(16)	(39)
Increase (decrease) in accounts payable	27	(188)
Decrease in accrued expenses	(128)	(40)
Decrease in operating lease liabilities	(42)	(27)
Increase in accrued income taxes	140	80
Decrease in other assets	2	20
Increase (decrease) in other long-term liabilities	27	(10)
Net cash provided by operating activities	53	87
Cash flows from investing activities:
Additions to plant and equipment	(122)	(171)
Proceeds from sales of plant and equipment	77	11
Acquisition of businesses, net of cash acquired	—	(219)
Purchase of marketable securities	(12)	(1)
Proceeds from sales of marketable securities	10	—
Other investing activities (1)	1	—
Net cash used for investing activities	(46)	(380)
Cash flows from financing activities:
Bank and commercial paper borrowings, net	240	300
Other debt borrowings including senior notes	3	127
Other debt repayments including senior notes	(44)	(20)
Proceeds from stock option exercises	29	17
Stock repurchases	(108)	(100)
Dividends paid	(251)	(253)
Other financing activities (2)	—	(5)
Net cash (used for) provided by financing activities	(131)	66
Effect of exchange rates on cash, cash equivalents and restricted cash	13	(11)
Net decrease in cash, cash equivalents and restricted cash	(111)	(238)
Cash, cash equivalents and restricted cash at beginning of period	945	966
Cash, cash equivalents and restricted cash at end of period	$834	$728

Supplemental disclosures of cash flow information:
Cash paid during the period for:

Interest	$144	$94
Income taxes, net of refunds	26	103

(1)	Change primarily includes proceeds from the settlement of corporate-owned life insurance policies.
(2)	Change includes cash paid for shares withheld to cover taxes, settlement of interest rate hedges and other financing activities.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items

The discussion of our results includes certain non-GAAP financial measures, including EBITDA and adjusted EBITDA, that we believe provide important perspective with respect to underlying business trends. Other than EBITDA and free cash flow, any non-GAAP financial measures will be denoted as adjusted measures to remove (1) restructuring charges; (2) expenses associated with our various transformation initiatives; (3) severance charges; and (4) acquisition-related costs consisting of: (a) intangible amortization expense and (b) acquisition costs and due diligence costs related to our acquisitions.

The results of our operations can be impacted due to changes in exchange rates applicable in converting local currencies to U.S. dollars. We measure our results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

Management believes that adjusting its operating expenses, operating income, operating margin, net earnings and diluted earnings per share to remove these Certain Items and presenting its results on a constant currency basis provides an important perspective with respect to our underlying business trends and results. It provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and (2) facilitates comparisons on a year-over-year basis.

Sysco has a history of growth through acquisitions and excludes from its non-GAAP financial measures the impact of acquisition-related intangible amortization, acquisition costs and due diligence costs for those acquisitions. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal year 2025 and fiscal year 2024.

Set forth on the following page is a reconciliation of sales, operating expenses, operating income, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not be equal to the total presented when added due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Millions, Except for Share and Per Share Data)
	13-Week Period Ended Sep. 28, 2024	13-Week Period Ended Sep. 30, 2023	Change in Dollars	%/bps Change
Sales (GAAP)	$20,484	$19,620	$864	4.4%
Impact of currency fluctuations (1)	(5)		(5)	—
Comparable sales using a constant currency basis (Non-GAAP)	$20,479	$19,620	$859	4.4%

Cost of sales (GAAP)	$16,731	$15,972	$759	4.8%

Gross profit (GAAP)	$3,753	$3,648	$105	2.9%
Impact of currency fluctuations (1)	(5)		(5)	(0.2)
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$3,748	$3,648	$100	2.7%

Gross margin (GAAP)	18.32%	18.59%		-27 bps
Impact of currency fluctuations (1)	(0.02)			-2 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.30%	18.59%		-29 bps

Operating expenses (GAAP)	$2,945	$2,844	$101	3.6%
Impact of restructuring and transformational project costs (2)	(27)	(19)	(8)	(42.1)
Impact of acquisition-related costs (3)	(38)	(31)	(7)	(22.6)
Operating expenses adjusted for Certain Items (Non-GAAP)	2,880	2,794	86	3.1
Impact of currency fluctuations (1)	(5)		(5)	(0.2)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,875	$2,794	$81	2.9%

Operating expense as a percentage of sales (GAAP)	14.38%	14.50%		-12 bps
Impact of certain item adjustments	(0.32)	(0.26)		-6 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.06%	14.24%		-18 bps

Operating income (GAAP)	$808	$804	$4	0.5%
Impact of restructuring and transformational project costs (2)	27	19	8	42.1
Impact of acquisition-related costs (3)	38	31	7	22.6
Operating income adjusted for Certain Items (Non-GAAP)	873	854	19	2.2
Impact of currency fluctuations (1)	—		—	—
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$873	$854	$19	2.2%

Operating margin (GAAP)	3.94%	4.10%		-16 bps
Operating margin adjusted for Certain Items (Non-GAAP)	4.26%	4.35%		-9 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	4.26%	4.35%		-9 bps

Net earnings (GAAP)	$490	$503	$(13)	(2.6)%
Impact of restructuring and transformational project costs (2)	27	19	8	42.1
Impact of acquisition-related costs (3)	38	31	7	22.6
Tax impact of restructuring and transformational project costs (4)	(6)	(4)	(2)	(50.0)
Tax impact of acquisition-related costs (4)	(9)	(7)	(2)	(28.6)
Net earnings adjusted for Certain Items (Non-GAAP)	$540	$542	$(2)	(0.4)%

Diluted earnings per share (GAAP)	$0.99	$0.99	$—	—%
Impact of restructuring and transformational project costs (2)	0.05	0.04	0.01	25.0

Impact of acquisition-related costs (3)	0.08	0.06	0.02	33.3
Tax impact of restructuring and transformational project costs (4)	(0.01)	(0.01)	—	—
Tax impact of acquisition-related costs (4)	(0.02)	(0.01)	(0.01)	(100.0)
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (5)	$1.09	$1.07	$0.02	1.9%

Diluted shares outstanding	493,785,973	507,069,435

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal 2025 includes $4 million related to restructuring and severance charges and $23 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy. Fiscal 2024 includes $6 million related to restructuring and severance charges and $13 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(3)	Fiscal 2025 includes $32 million of intangible amortization expense and $6 million in acquisition and due diligence costs. Fiscal 2024 includes $28 million of intangible amortization expense and $3 million in acquisition and due diligence costs.
(4)	The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(5)	Individual components of diluted earnings per share may not equal the total presented when added due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Millions)
	13-Week Period Ended Sep. 28, 2024	13-Week Period Ended Sep. 30, 2023	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$14,362	$13,724	$638	4.6%
Gross profit (GAAP)	2,747	2,685	62	2.3%
Gross margin (GAAP)	19.13%	19.56%		-43 bps

Operating expenses (GAAP)	$1,839	$1,744	$95	5.4%
Impact of restructuring and transformational project costs (1)	(5)	—	(5)	NM
Impact of acquisition-related costs (2)	(12)	(13)	1	7.7
Operating expenses adjusted for Certain Items (Non-GAAP)	$1,822	$1,731	$91	5.3%

Operating income (GAAP)	$908	$941	$(33)	(3.5)%
Impact of restructuring and transformational project costs (1)	5	—	5	NM
Impact of acquisition-related costs (2)	12	13	(1)	(7.7)
Operating income adjusted for Certain Items (Non-GAAP)	$925	$954	$(29)	(3.0)%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$3,794	$3,683	$111	3.0%
Impact of currency fluctuations (3)	(5)		(5)	(0.1)
Comparable sales using a constant currency basis (Non-GAAP)	$3,789	$3,683	$106	2.9%

Gross profit (GAAP)	$774	$732	$42	5.7%
Impact of currency fluctuations (3)	(5)		(5)	(0.6)
Comparable gross profit using a constant currency basis (Non-GAAP)	$769	$732	$37	5.1%

Gross margin (GAAP)	20.40%	19.88%		52 bps
Impact of currency fluctuations (3)	(0.10)			-10 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	20.30%	19.88%		42 bps

Operating expenses (GAAP)	$673	$639	$34	5.3%
Impact of restructuring and transformational project costs (4)	(12)	(6)	(6)	(100.0)
Impact of acquisition-related costs (5)	(17)	(17)	—	—
Operating expenses adjusted for Certain Items (Non-GAAP)	644	616	28	4.5
Impact of currency fluctuations (3)	(5)		(5)	(0.8)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$639	$616	$23	3.7%

Operating income (GAAP)	$101	$93	$8	8.6%
Impact of restructuring and transformational project costs (4)	12	6	6	100.0
Impact of acquisition-related costs (5)	17	17	—	—
Operating income adjusted for Certain Items (Non-GAAP)	130	116	14	12.1
Impact of currency fluctuations (3)	—		—	—
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$130	$116	$14	12.1%

SYGMA
Sales (GAAP)	$2,046	$1,906	$140	7.3%
Gross profit (GAAP)	163	153	10	6.5%
Gross margin (GAAP)	7.97%	8.03%		-6 bps

Operating expenses (GAAP)	$145	$140	$5	3.6%
Operating income (GAAP)	18	13	5	38.5%

OTHER
Sales (GAAP)	$282	$307	$(25)	(8.1)%
Gross profit (GAAP)	72	78	(6)	(7.7)%
Gross margin (GAAP)	25.53%	25.41%		12 bps

Operating expenses (GAAP)	$63	$66	$(3)	(4.5)%
Operating income (GAAP)	9	12	(3)	(25.0)%

GLOBAL SUPPORT CENTER
Gross loss (GAAP)	$(3)	$—	$(3)	NM

Operating expenses (GAAP)	$225	$255	$(30)	(11.8)%
Impact of restructuring and transformational project costs (6)	(10)	(13)	3	23.1
Impact of acquisition-related costs (7)	(9)	(1)	(8)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$206	$241	$(35)	(14.5)%

Operating loss (GAAP)	$(228)	$(255)	$27	10.6%
Impact of restructuring and transformational project costs (6)	10	13	(3)	(23.1)
Impact of acquisition-related costs (7)	9	1	8	NM
Operating loss adjusted for Certain Items (Non-GAAP)	$(209)	$(241)	$32	13.3%

TOTAL SYSCO
Sales (GAAP)	$20,484	$19,620	$864	4.4%
Gross profit (GAAP)	3,753	3,648	105	2.9%
Gross margin (GAAP)	18.32%	18.59%		-27 bps

Operating expenses (GAAP)	$2,945	$2,844	$101	3.6%
Impact of restructuring and transformational project costs (1) (4) (6)	(27)	(19)	(8)	(42.1)
Impact of acquisition-related costs (2) (5) (7)	(38)	(31)	(7)	(22.6)
Operating expenses adjusted for Certain Items (Non-GAAP)	$2,880	$2,794	$86	3.1%

Operating income (GAAP)	$808	$804	$4	0.5%
Impact of restructuring and transformational project costs (1) (4) (6)	27	19	8	42.1
Impact of acquisition-related costs (2) (5) (7)	38	31	7	22.6
Operating income adjusted for Certain Items (Non-GAAP)	$873	$854	$19	2.2%

(1)	Primarily represents severance and transformation initiative costs.
(2)	Fiscal 2025 and fiscal 2024 include intangible amortization expense and acquisition costs.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and transformation costs primarily in Europe.
(5)	Represents intangible amortization expense.
(6)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(7)	Represents due diligence costs.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Free Cash Flow
(In Millions)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	13-Week Period Ended Sep. 28, 2024	13-Week Period Ended Sep. 30, 2023	13-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$53	$87	$(34)
Additions to plant and equipment	(122)	(171)	49
Proceeds from sales of plant and equipment	77	11	66
Free Cash Flow (Non-GAAP)	$8	$(73)	$81

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(Dollars in Millions)

EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding certain items related to interest expense, income taxes, depreciation and amortization. Sysco's management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions. Adjusted EBITDA should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings.

	13-Week Period Ended Sep. 28, 2024	13-Week Period Ended Sep. 30, 2023	Change in Dollars	% Change
Net earnings (GAAP)	$490	$503	$(13)	(2.6)%
Interest (GAAP)	160	134	26	19.4
Income taxes (GAAP)	152	160	(8)	(5.0)
Depreciation and amortization (GAAP)	235	206	29	14.1
EBITDA (Non-GAAP)	$1,037	$1,003	$34	3.4%
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	26	19	7	36.8
Impact of acquisition-related costs (2)	6	2	4	NM
EBITDA adjusted for Certain Items (Non-GAAP) (3)	$1,069	$1,024	$45	4.4%
Other expense (income), net (4)	6	7	(1)	(14.3)
Depreciation and amortization, as adjusted (Non-GAAP) (5)	(202)	(177)	(25)	(14.1)
Operating income adjusted for Certain Items (Non-GAAP)	$873	$854	$19	2.2%

(1)	Fiscal 2025 and fiscal 2024 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	Fiscal 2025 and fiscal 2024 include acquisition and due diligence costs.
(3)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $7 million and $12 million or non-cash stock compensation expense of $30 million and $24 million in fiscal 2025 and fiscal 2024, respectively.
(4)	Fiscal 2025 represents $6 million in GAAP other expense (income), net. Fiscal 2024 represents $7 million in GAAP other expense (income), net.
(5)	Fiscal 2025 includes $235 million in GAAP depreciation and amortization expense, less $33 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Fiscal 2024 includes $206 million in GAAP depreciation and amortization expense, less $29 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Net Debt to Adjusted EBITDA
(In Millions)

Net Debt to Adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. Our Net Debt to Adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of Adjusted EBITDA. In the table that follows, we have provided the calculation of our debt and net debt as a ratio of Adjusted EBITDA.

Sep. 28, 2024
Current Maturities of long-term debt	$487
Long-term debt	11,869
Total Debt	12,356
Cash & Cash Equivalents	(733)
Net Debt	$11,623

Adjusted EBITDA for the previous 12 months (1)	$4,236

Debt/Adjusted EBITDA Ratio	2.92
Net Debt/Adjusted EBITDA Ratio	2.74
Note:
(1) Refer to non-GAAP reconciliation at the end of this release.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (Trailing Twelve Months)
(In Millions)

	13-Week Period Ended Sep. 28, 2024	13-Week Period Ended Jun. 29, 2024	13-Week Period Ended Mar. 30, 2024	13-Week Period Ended Dec. 30, 2023	Total
Net earnings (GAAP)	$490	$612	$425	$415	$1,942
Interest (GAAP)	160	165	158	150	633
Income taxes (GAAP)	152	192	129	130	603
Depreciation and amortization (GAAP)	235	226	221	219	901
EBITDA (Non-GAAP)	$1,037	$1,195	$933	$914	$4,079
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	26	60	27	11	124
Impact of acquisition-related costs (2)	6	8	17	2	33
EBITDA adjusted for Certain Items (Non-GAAP) (3)	$1,069	$1,263	$977	$927	$4,236

(1)	Includes charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	Includes acquisition and due diligence costs.
(3)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $7 million or non-cash stock compensation expense of $30 million in Q1 fiscal 2025, interest income of $10 million or non-cash stock compensation expense of $27 million in Q4 fiscal 2024, interest income of $7 million or non-cash stock compensation expense of $24 million in Q3 fiscal 2024, interest income of $9 million or non-cash stock compensation expense of $29 million in Q2 fiscal 2024.